Exhibit 99.1

Macquarie Infrastructure Company LLC Reports Second Quarter 2011 Financial Results, Declares $0.20 Quarterly Dividend

• Cash dividend of $0.20 per share to be paid mid-August

• Operating results reflect continued strength across portfolio businesses

• Proportionately combined free cash flow of $0.75 per share

• Guidance on full-year cash flow and EBITDA reaffirmed

NEW YORK--(BUSINESS WIRE)--August 3, 2011--Macquarie Infrastructure Company LLC (NYSE: MIC) reported financial results for the second quarter of 2011 including proportionately combined free cash flow of $34.2 million.

The MIC Board approved a cash dividend of $0.20 per share for the second quarter. The dividend will be payable on August 18th, 2011 to shareholders of record on August 15th, 2011.

“On the back of our business’ good performance, I am pleased to reiterate our guidance for the full year of $3.00 per share in proportionately combined free cash flow,” said James Hooke, Chief Executive Officer of Macquarie Infrastructure Company LLC.

Proportionately combined free cash flow generated in the second quarter of 2011 was $34.2 million, or $0.75 per share, compared with $38.3 million, or $0.84 per share, in the second quarter of 2010. The decrease reflects the extraordinary contribution in 2010 from a unit of MIC’s bulk liquid storage terminal business that was involved in the Gulf oil spill clean-up. Excluding the contribution from the environmental services business in 2010 and 2011, proportionately combined free cash flow would have increased by approximately 13.7%.

MIC regards free cash flow as an important tool in assessing the performance of its capital intensive, cash generative businesses. MIC defines free cash flow as cash from operating activities, less maintenance capital expenditures and changes in working capital.

The Company reported a net loss from continuing operations, before tax, of $4.4 million compared with a net loss of $13.1 million for the second quarter of 2010. For the six months ended June 30, 2011, MIC reported net income before tax of $13.4 million compared with a net loss before tax of $19.6 million for the comparable period in 2010.

MIC’s consolidated revenue for the second quarter increased 20.8% compared with the second quarter in 2010 to $247.2 million. The growth in revenue primarily reflects higher energy costs, such as aviation fuel and gas products that are passed through to customers of MIC’s businesses.

Reported gross profit – defined as revenue less cost of goods sold – removes the volatility in revenue associated with fluctuations in energy costs. MIC’s consolidated gross profit totaled $90.5 million in the second quarter of 2011, an increase of 2.4% over the same period in 2010.

Cash Generation

The following table reflects results of continuing operations for MIC’s businesses for the quarter and year to date periods ended June 30, 2011 and 2010 on a proportionately combined basis. Proportionately combined free cash flow includes the cash generated at MIC’s wholly-owned subsidiaries as well as its 50% interest in the free cash flow generated by IMTT and 50.01% controlling interest in the free cash flow generated by District Energy, all offset by MIC corporate level expenses.

Proportionately combined free cash flow does not fully reflect MIC’s ability to freely deploy generated cash, as it does not reflect required principal payments on indebtedness and other fixed obligations, or dividends, among other items. Free cash flow, as defined by MIC, should be used as a supplemental measure and not in lieu of financial results reported under GAAP. See the attached tables for a reconciliation of consolidated net income attributable to MIC LLC to consolidated EBITDA excluding non-cash items and cash from operating activities to free cash flow.

	For the Quarter Ended June 30, 2011
		The Gas	District Energy	Atlantic		Proportionately		District Energy
($ in Thousands) (Unaudited)	IMTT 50%	Company	50.01%	Aviation	MIC Corporate	Combined(1)	IMTT 100%	100%

Gross profit	27,409	15,036	2,305	70,852	N/A	115,602	54,817	4,610
EBITDA excluding non-cash items	23,731	11,380	2,825	29,163	(1,795)	65,303	47,461	5,648
Free cash flow	13,448	6,270	2,061	13,296	(840)	34,235	26,896	4,121

	For the Quarter Ended June 30, 2010
		The Gas	District Energy	Atlantic		Proportionately		District Energy
	IMTT 50%	Company	50.01%	Aviation	MIC Corporate	Combined(1)	IMTT 100%	100%

Gross profit	38,515	14,197	2,392	69,357	N/A	124,461	77,030	4,783
EBITDA excluding non-cash items	32,837	10,165	2,857	26,829	(3,539)	69,149	65,674	5,713
Free cash flow	21,809	6,286	1,787	11,086	(2,712)	38,256	43,617	3,574

Gross profit variance	(28.8)%	5.9%	(3.6)%	2.2%	N/A	(7.1)%	(28.8)%	(3.6)%
EBITDA excluding non-cash items variance	(27.7)%	12.0%	(1.1)%	8.7%	49.3%	(5.6)%	(27.7)%	(1.1)%
Free cash flow variance	(38.3)%	(0.3)%	15.3%	19.9%	69.0%	(10.5)%	(38.3)%	15.3%
_____________________

(1) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

	For the Six Months Ended June 30, 2011
		The Gas	District Energy	Atlantic		Proportionately		District Energy
($ in Thousands) (Unaudited)	IMTT 50%	Company	50.01%	Aviation	MIC Corporate	Combined(1)	IMTT 100%	100%

Gross profit	57,434	30,524	3,722	148,059	N/A	239,739	114,868	7,443
EBITDA excluding non-cash items	50,223	23,169	4,544	61,238	(3,189)	135,984	100,445	9,086
Free cash flow	27,637	11,343	2,870	29,715	(340)	71,225	55,274	5,738

	For the Six Months Ended June 30, 2010
		The Gas	District Energy	Atlantic		Proportionately		District Energy
	IMTT 50%	Company	50.01%	Aviation	MIC Corporate	Combined(1)	IMTT 100%	100%

Gross profit	66,628	28,173	3,850	144,256	N/A	242,907	133,256	7,699
EBITDA excluding non-cash items	57,750	20,929	4,759	57,524	(5,286)	135,676	115,499	9,517
Free cash flow	38,550	12,914	2,784	24,462	(3,736)	74,974	77,100	5,566

Gross profit variance	(13.8)%	8.3%	(3.3)%	2.6%	N/A	(1.3)%	(13.8)%	(3.3)%
EBITDA excluding non-cash items variance	(13.0)%	10.7%	(4.5)%	6.5%	39.7%	0.2%	(13.0)%	(4.5)%
Free cash flow variance	(28.3)%	(12.2)%	3.1%	21.5%	90.9%	(5.0)%	(28.3)%	3.1%
_____________________

(1) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

As anticipated, the Company’s maintenance capital expenditures in the first half of 2011 increased compared with 2010 as a result of efforts to take advantage of incentives authorized in the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010. The incentives include tax benefits associated with 100% depreciation of capital projects in 2011.

IMTT

MIC has a 50% equity interest in International-Matex Tank Terminals (IMTT), the operator of one of the largest independent bulk liquid storage terminal businesses in the US. IMTT owns and operates 10 marine storage terminals in the US and is the part owner and operator of two terminals in Canada. The terminals store and handle a wide variety of petroleum grades, chemicals and vegetable and animal oils. To aid in meaningful analysis of the performance of IMTT across periods, the table and discussion below refers to results for 100% of the business, not MIC’s 50% interest.

For the second quarter of 2011 compared with the second quarter of 2010:

  Terminal revenue increased 11.8%
  Storage rental rates increased 13.3%; full-year average storage rental rates are expected to increase by approximately 11.0%
  Capacity utilization decreased to 94.3% from 94.8%; utilization increased from 93.8% in the first quarter of 2011 as tanks out of service for cleaning and inspection were returned to service
  Terminal operating costs increased 20.5%; IMTT management attributed the increases primarily to non-recurring health care costs, repairs and maintenance and costs brought forward
  Environmental response gross profit for the quarter decreased to $1.5 million from $26.2 million; the substantial contribution from the Gulf coast oil spill clean-up activity in 2010 did not recur in 2011

IMTT’s free cash flow for the second quarter declined to $26.9 million in 2011 from $43.6 million in 2010 primarily as a result of the decline in environmental services operating results and an increase in repairs and maintenance and health care expenses. The decline was partially offset by increased terminal revenue.

MIC has been unable to resolve a previously-disclosed dispute with the co-owner of IMTT regarding distributions, despite efforts to do so in accordance with a Shareholders’ Agreement between the parties. Accordingly, on April 18, 2011, MIC initiated formal arbitration proceedings with the Voting Trust of IMTT Holdings Inc. (“Voting Trust”) and IMTT Holdings Inc. under the auspices of the American Arbitration Association, as provided under the Shareholders’ Agreement. MIC believes the Voting Trust’s defenses and claims in the arbitration are wholly without merit. The arbitration process is expected to be completed in the first quarter of 2012.

Contingent upon the favorable outcome of the arbitration, the continued stable performance of the operating businesses, and subject to prevailing economic conditions, the MIC board is expected to increase the Company’s quarterly dividend.

The Gas Company

The Gas Company is the owner and operator of the only regulated (“utility”) gas manufacturing and pipeline distribution network on the islands of Hawaii. The business is also the owner and operator of the largest unregulated (“non-utility”) gas distribution operation on the islands.

For the second quarter of 2011 compared with the second quarter of 2010:

  Utility contribution margin increased 1.8% to $9.2 million from $9.0 million
  Non-utility contribution margin increased 3.9% to $12.6 million from $12.1 million
  The combined volume of gas products sold increased 1.3%

The Gas Company generated $6.3 million of free cash flow in the second quarter of 2011. Free cash flow was flat with the comparable period in 2010 primarily as a result of increases in maintenance capital expenditures which were expected.

District Energy

MIC’s District Energy business produces chilled water that it distributes via underground pipelines in downtown Chicago to high-rise buildings for use in air conditioning and process cooling systems. The business also operates a site-specific operation that supplies both cooling and heating services to three customers in Las Vegas, Nevada. MIC has a 50.01% (controlling) interest in District Energy.

For the second quarter of 2011 compared with the second quarter of 2010:

  Cooling consumption revenue decreased 17.1% to $5.9 million from $7.1 million; lower average temperatures in 2011 compared with 2010 reduced demand for cooling along with related electricity consumption
  Gross profit declined 3.6% to $4.6 million from $4.8 million; capacity revenue rose with an increase in the number of customers being served and inflation adjustments

Free cash flow increased 15.3% to $4.1 million in the second quarter of 2011 compared with the second quarter of 2010. The increase reflects primarily lower maintenance capital expenditures and increased cooling capacity revenue.

Atlantic Aviation

Atlantic Aviation owns and operates a network of fixed-base operations (FBO) that primarily provide fuel, terminal services and aircraft hanger services to owners and operators of general aviation (GA) aircraft at 63 airports and one heliport in the US. The network is the largest of its type in the US air transportation industry.

During the second quarter Atlantic Aviation completed sales of the assets of FBOs located in Hayward, California and Burlington, Vermont. On July 13, 2011 Atlantic Aviation announced that it had entered into an agreement to acquire FBOs in Portland and Eugene, Oregon. The proceeds of the sales will be used to fund the acquisitions. The acquisitions are expected to close in late August.

Atlantic Aviation recorded non-cash impairment charges for the assets of three of its smallest FBOs. The impairment resulted from adverse conditions specific to each of the locations.

For the second quarter of 2011 compared with the second quarter of 2010 (same store basis):

  General aviation fuel gross profit increased 4.2%
  The volume of GA fuel sold increased 4.5% and the weighted average GA fuel margins increased 0.5%
  Selling, general and administrative (SG&A) expenses increased slightly
  Atlantic Aviation’s leverage ratio decreased to 6.56 times including a principal payment of $10.0 million made on June 29, 2011; $24.5 million in principal has been paid down as of June 30, 2011 compared with an expected $49.3 million for the full year, an additional approximately $6.0 million available for paydown subject to resolution of federal debt ceiling debate

Free cash flow generated by Atlantic Aviation during the second quarter of 2011 increased 19.9% to $13.3 million from $11.1 million in the second quarter of 2010 on improved operating results.

Business Outlook

MIC reiterated its guidance of $3.00 per share in proportionately combined free cash flow for the full year. Through six months ended June 30, 2011 MIC generated $1.56 per share in proportionately combined free cash flow.

MIC also reiterated its guidance that maintenance capital expenditures would increase for the full year 2011 by approximately $0.26 per share compared with 2010. The increase reflects efforts to take advantage of incentives authorized in the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010. For the six months ended June 30, 2011 MIC made $0.11 per share in incremental maintenance capital expenditures. The Company remains on track to spend $0.26 per share due to seasonality of maintenance capital expenditures generally.

The Company also reaffirmed or increased its segment level full-year EBITDA guidance.

  IMTT is expected to generate approximately $200.0 million in EBITDA for the year having recorded $100.4 million in the first half of 2011.
  Guidance for The Gas Company has been increased to a range of $47.0 to $50.0 million in EBITDA for the year, up from a range of $44.0 to $47.0 million.
  MIC continues to expect that Atlantic Aviation will generate EBITDA in a range between $125.0 and $130.0 million in 2011. The recently announced acquisition of two FBOs is expected to contribute to Atlantic Aviation’s results in the second half of the year and offset the impact of the divestiture of several FBOs in the first half.
  District Energy is anticipated to generate EBITDA of approximately $23.0 million in 2011.

Conference Call and WEBCAST

When: Management has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, August 4, 2011 to review the Company’s results.

How: To listen to the conference call please dial +1(650) 521-5252 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic.

Slides: The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company’s website the morning of August 4, 2011 prior to the conference call. A link to the materials will be located on the homepage of the MIC website.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on August 4, 2011 through August 18, 2011, at +1(404) 537-3406, Passcode: 83577303. An online archive of the webcast will be available on the Company’s website for one year following the call. MIC-G

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of three energy-related businesses including a gas production and distribution business in Hawaii, The Gas Company, and a controlling interest in a District Energy business in Chicago, and a 50% interest in a bulk liquid storage terminal business, International-Matex Tank Terminals. MIC also owns and operates an aviation-related airport services business, Atlantic Aviation. The Company is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

Forward-Looking Statements

This filing contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; its shared decision-making with co-investors over investments including the distribution of dividends; its regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs; its ability to recover increases in costs from customers, reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED CONDENSED BALANCE SHEETS
($ In Thousands, Except Share Data)

	June 30, 2011	December 31, 2010(1)
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$36,354	$24,563
Accounts receivable, less allowance for doubtful accounts
of $507 and $613, respectively	57,945	47,845
Inventories	16,777	17,063
Prepaid expenses	4,211	6,321
Deferred income taxes	19,563	19,030
Other	12,474	10,605
Total current assets	147,324	125,427
Property, equipment, land and leasehold improvements, net	553,343	563,451
Equipment lease receivables	33,993	35,663
Investment in unconsolidated business	227,122	223,792
Goodwill	511,153	514,253
Intangible assets, net	670,758	705,862
Other	26,280	28,294
Total assets	$2,169,973	$2,196,742

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to manager - related party	$4,233	$3,282
Accounts payable	33,985	36,036
Accrued expenses	22,112	23,047
Current portion of long-term debt	48,622	49,325
Fair value of derivative instruments	44,820	43,496
Other	15,463	16,100
Total current liabilities	169,235	171,286
Long-term debt, net of current portion	1,072,680	1,089,559
Deferred income taxes	164,162	156,328
Fair value of derivative instruments	33,348	51,729
Other	40,877	41,145
Total liabilities	1,480,302	1,510,047
Commitments and contingencies	-	-
Members’ equity:
LLC interests, no par value; 500,000,000 authorized; 46,028,258 LLC interests issued and outstanding at June 30, 2011 and 45,715,448 LLC interests issued
and outstanding at December 31, 2010	962,555	964,430
Additional paid in capital	21,956	21,956
Accumulated other comprehensive loss	(24,614)	(25,812)
Accumulated deficit	(260,750)	(269,425)
Total members’ equity	699,147	691,149
Noncontrolling interests	(9,476)	(4,454)
Total equity	689,671	686,695
Total liabilities and equity	$2,169,973	$2,196,742

______________
(1) Reclassified to conform to current period presentation.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ In Thousands, Except Share and Per Share Data)

	Quarter Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenue
Revenue from product sales	$161,582	$125,177	$314,646	$245,195
Revenue from product sales - utility	36,421	28,450	70,694	55,285
Service revenue	47,923	49,794	99,170	103,000
Financing and equipment lease income	1,261	1,271	2,548	2,516
Total revenue	247,187	204,692	487,058	405,996
Costs and expenses
Cost of product sales	113,226	79,887	218,551	156,941
Cost of product sales - utility	30,772	23,151	57,637	44,464
Cost of services	12,690	13,318	24,844	24,463
Selling, general and administrative	48,309	49,522	99,979	100,256
Fees to manager - related party	4,156	2,268	7,788	4,457
Depreciation	8,623	7,202	15,833	14,924
Amortization of intangibles	16,044	8,740	24,763	17,411
Loss on disposal of assets	1,225	-	1,225	-
Total operating expenses	235,045	184,088	450,620	362,916
Operating income	12,142	20,604	36,438	43,080
Other income (expense)
Interest income	97	4	101	20
Interest expense(1)	(19,866)	(38,974)	(34,335)	(73,661)
Equity in earnings and amortization charges of investee	3,270	5,774	11,632	11,367
Other expense, net	(46)	(496)	(395)	(448)
Net (loss) income from continuing operations before income taxes	(4,403)	(13,088)	13,441	(19,642)
Benefit (provision) for income taxes	488	13,488	(6,498)	14,577
Net (loss) income from continuing operations	$(3,915)	$400	$6,943	$(5,065)
Net income from discontinued operations, net of taxes	-	85,212	-	81,199
Net (loss) income	$(3,915)	$85,612	$6,943	$76,134
Less: net loss attributable to noncontrolling interests	(1,425)	(238)	(1,732)	(1,351)
Net (loss) income attributable to MIC LLC	$(2,490)	$85,850	$8,675	$77,485
Basic (loss) income per share from continuing operations attributable
to MIC LLC interest holders	$(0.05)	$0.02	$0.19	$(0.08)
Basic income per share from discontinued operations attributable
to MIC LLC interest holders	-	1.87	-	1.79
Basic (loss) income per share attributable to MIC LLC interest holders	$(0.05)	$1.89	$0.19	$1.71
Weighted average number of shares outstanding: basic	45,901,486	45,467,413	45,816,499	45,381,413
Diluted (loss) income per share from continuing operations attributable
to MIC LLC interest holders	$(0.05)	$0.02	$0.19	$(0.08)
Diluted income per share from discontinued operations attributable to
MIC LLC interest holders	-	1.86	-	1.78
Diluted (loss) income per share attributable to MIC LLC interest holders	$(0.05)	$1.88	$0.19	$1.70
Weighted average number of shares outstanding: diluted	45,901,486	45,604,064	45,846,235	45,513,864
Cash distributions declared per share	$0.20	$-	$0.40	$-

(1) Interest expense includes non-cash losses on derivative instruments of $545,000 and non-cash gains on derivatives of $5.0 million for the quarter and six months ended June 30, 2011, respectively. For the quarter and six months ended June 30, 2010, interest expense includes non-cash losses on derivative instruments of $20.5 million and $31.7 million, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ In Thousands)

	Six Months Ended
	June 30, 2011	June 30, 2010

Operating activities
Net income	$6,943	$76,134
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Net income from discontinued operations before noncontrolling interests	-	(81,199)
Depreciation and amortization of property and equipment	19,138	18,195
Amortization of intangible assets	24,763	17,411
Loss on disposal of assets	1,153	-
Equity in earnings and amortization charges of investees	(11,632)	(11,367)
Equity distributions from investees	-	5,000
Amortization of debt financing costs	2,060	2,256
Non-cash derivative (gains) losses	(4,965)	31,674
Base management fees settled in LLC interests	7,788	2,189
Equipment lease receivable, net	1,493	1,451
Deferred rent	201	145
Deferred taxes	5,370	(16,046)
Other non-cash expenses, net	1,218	2,112
Changes in other assets and liabilities:
Accounts receivable	(10,634)	(4,718)
Inventories	(45)	(2,376)
Prepaid expenses and other current assets	1,112	1,299
Due to manager - related party	8	2,263
Accounts payable and accrued expenses	(1,436)	(1,281)
Income taxes payable	(251)	(406)
Other, net	(997)	(1,090)
Net cash provided by operating activities from continuing operations	41,287	41,646

Investing activities
Proceeds from sale of assets	16,916	-
Purchases of property and equipment	(15,587)	(7,315)
Investment in capital leased assets	(24)	(2,400)
Other	7	658
Net cash provided by (used in) investing activities from continuing operations	1,312	(9,057)

Financing activities
Proceeds from long-term debt	2,489	-
Net proceeds on line of credit facilities	4,400	-
Dividends paid to holders of LLC interests	(9,170)	-
Contributions received from noncontrolling interests	-	300
Distributions paid to noncontrolling interests	(3,951)	(1,261)
Payment of long-term debt	(24,500)	(31,736)
Change in restricted cash	-	2,236
Payment of notes and capital lease obligations	(76)	(164)
Net cash used in financing activities from continuing operations	(30,808)	(30,625)
Net change in cash and cash equivalents from continuing operations	11,791	1,964

Cash flows (used in) provided by discontinued operations:
Net cash used in operating activities	-	(12,703)
Net cash provided by investing activities	-	134,356
Net cash used in financing activities	-	(124,183)
Cash used in discontinued operations(1)	-	(2,530)
Change in cash of discontinued operations held for sale(1)	-	2,385
Net change in cash and cash equivalents	11,791	1,819
Cash and cash equivalents, beginning of period	24,563	27,455
Cash and cash equivalents, end of period - continuing operations	$36,354	$29,274

Supplemental disclosures of cash flow information for continuing operations:
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$2,456	$1,092
Issuance of LLC interests to manager for base management fees	$6,846	$4,083
Issuance of LLC interests to independent directors	$450	$446
Taxes paid	$1,349	$1,508
Interest paid	$37,296	$40,015

(1)

Cash of discontinued operations held for sale is reported in assets of discontinued operations held for sale in the accompanying consolidated condensed balance sheets. The cash used in discontinued operations is different than the change in cash of discontinued operations held for sale due to intercompany transactions that are eliminated in consolidation.

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS – MD&A

			Change				Change
	Quarter Ended June 30,		Favorable/(Unfavorable)		Six Months Ended June 30,		Favorable/(Unfavorable)
	2011	2010	$	%	2011	2010	$	%
	($ In Thousands) (Unaudited)
Revenue
Revenue from product sales	$161,582	$125,177	36,405	29.1	$314,646	$245,195	69,451	28.3
Revenue from product sales - utility	36,421	28,450	7,971	28.0	70,694	55,285	15,409	27.9
Service revenue	47,923	49,794	(1,871)	(3.8)	99,170	103,000	(3,830)	(3.7)
Financing and equipment lease income	1,261	1,271	(10)	(0.8)	2,548	2,516	32	1.3
Total revenue	247,187	204,692	42,495	20.8	487,058	405,996	81,062	20.0
Costs and expenses
Cost of product sales	113,226	79,887	(33,339)	(41.7)	218,551	156,941	(61,610)	(39.3)
Cost of product sales - utility	30,772	23,151	(7,621)	(32.9)	57,637	44,464	(13,173)	(29.6)
Cost of services	12,690	13,318	628	4.7	24,844	24,463	(381)	(1.6)
Gross profit	90,499	88,336	2,163	2.4	186,026	180,128	5,898	3.3
Selling, general and administrative	48,309	49,522	1,213	2.4	99,979	100,256	277	0.3
Fees to manager - related party	4,156	2,268	(1,888)	(83.2)	7,788	4,457	(3,331)	(74.7)
Depreciation	8,623	7,202	(1,421)	(19.7)	15,833	14,924	(909)	(6.1)
Amortization of intangibles	16,044	8,740	(7,304)	(83.6)	24,763	17,411	(7,352)	(42.2)
Loss on disposal of assets	1,225	-	(1,225)	NM	1,225	-	(1,225)	NM
Total operating expenses	78,357	67,732	(10,625)	(15.7)	149,588	137,048	(12,540)	(9.2)
Operating income	12,142	20,604	(8,462)	(41.1)	36,438	43,080	(6,642)	(15.4)
Other income (expense)
Interest income	97	4	93	NM	101	20	81	NM
Interest expense(1)	(19,866)	(38,974)	19,108	49.0	(34,335)	(73,661)	39,326	53.4
Equity in earnings and amortization charges of investees	3,270	5,774	(2,504)	(43.4)	11,632	11,367	265	2.3
Other expense, net	(46)	(496)	450	90.7	(395)	(448)	53	11.8
Net (loss) income from continuing operations before income taxes	(4,403)	(13,088)	8,685	66.4	13,441	(19,642)	33,083	168.4
Benefit (provision) for income taxes	488	13,488	(13,000)	(96.4)	(6,498)	14,577	(21,075)	(144.6)
Net (loss) income from continuing operations	$(3,915)	$400	(4,315)	NM	$6,943	$(5,065)	12,008	NM
Net income from discontinued operations, net of taxes	-	85,212	(85,212)	(100.0)	-	81,199	(81,199)	(100.0)
Net (loss) income	$(3,915)	$85,612	(89,527)	(104.6)	$6,943	$76,134	(69,191)	(90.9)
Less: net loss attributable to noncontrolling interests	(1,425)	(238)	1,187	NM	(1,732)	(1,351)	381	28.2
Net (loss) income attributable to MIC LLC	$(2,490)	$85,850	(88,340)	(102.9)	$8,675	$77,485	(68,810)	(88.8)

NM - Not meaningful
(1)	Interest expense includes non-cash losses on derivative instruments of $545,000 and non-cash gains on derivatives of $5.0 million for the quarter and six months ended June 30, 2011, respectively. For the quarter and six months ended June 30, 2010, interest expense includes non-cash losses on derivative instruments of $20.5 million and $31.7 million, respectively.

MACQUARIE INFRASTRUCUTRE COMPANY LLC
RECONCILIATION OF CONSOLIDATED NET (LOSS) INCOME FROM CONTINUING
OPERATIONS TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM
OPERATING ACTIVITIES TO FREE CASH FLOW

			Change				Change
	Quarter Ended June 30,		Favorable/(Unfavorable)		Six Months Ended June 30,		Favorable/(Unfavorable)
	2011	2010	$	%	2011	2010	$	%
	($ In Thousands) (Unaudited)

Net (loss) income attributable to MIC LLC from continuing operations(1)	$(2,490)	$940			$8,675	$(3,578)
Interest expense, net(2)	19,769	38,970			34,234	73,641
(Benefit) provision for income taxes	(488)	(13,488)			6,498	(14,577)
Depreciation(3)	8,623	7,202			15,833	14,924
Depreciation - cost of services(3)	1,658	1,636			3,305	3,271
Amortization of intangibles(4)	16,044	8,740			24,763	17,411
Loss on disposal of assets	1,153	-			1,153	-
Equity in earnings and amortization charges of investees(5)	(3,270)	(5,774)			(11,632)	(6,367)
Base management fees settled/to be settled in LLC interests	4,156	-			7,788	2,189
Other non-cash (income) expense, net	(759)	(671)			(313)	770
EBITDA excluding non-cash items from continuing operations	$44,396	$37,555	6,841	18.2	$90,304	$87,684	2,620	3.0

EBITDA excluding non-cash items from continuing operations	$44,396	$37,555			$90,304	$87,684
Interest expense, net(2)	(19,769)	(38,970)			(34,234)	(73,641)
Interest rate swap breakage fees(2)	(627)	(695)			(1,732)	(3,205)
Non-cash derivative losses (gains) recorded in interest expense(2)	1,172	21,243			(3,233)	34,879
Amortization of debt financing costs(2)	1,030	955			2,060	2,256
Equipment lease receivables, net	753	739			1,493	1,451
Provision for income taxes, net of changes in deferred taxes	(196)	(591)			(1,128)	(1,469)
Changes in working capital	(7,014)	(9,396)			(12,243)	(6,309)
Cash provided by operating activities	19,745	10,840			41,287	41,646
Changes in working capital	7,014	9,396			12,243	6,309
Maintenance capital expenditures	(3,912)	(2,002)			(7,074)	(3,749)
Free cash flow from continuing operations	$22,847	$18,234	4,613	25.3	$46,456	$44,206	2,250	5.1

(1)	Net (loss) income attributable to MIC LLC from continuing operations excludes net loss attributable to noncontrolling interests of $1.4 million and $1.7 million for the quarter and six months ended June 30, 2011, respectively, and net loss attributable to noncontrolling interests of $540,000 and $1.487 million for the quarter and six months ended June 30, 2010, respectively.
(2)	Interest expense, net, includes non-cash (losses) gains on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(3)	Depreciation - cost of services includes depreciation expense for District Energy, which is reported in cost of services in our consolidated condensed statements of operations. Depreciation and Depreciation - cost of services does not include acquisition- related step-up depreciation expense of $1.9 million and $3.6 million for the quarter and six months ended June 30, 2011, respectively, and $1.7 million and $3.4 million for the quarter and six months ended June 30, 2010, respectively, in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.
(4)	Amortization of intangibles does not include acquisition-related step-up amortization expense of $151,000 and $435,000 for the quarter and six months ended June 30, 2011, respectively, and $283,000 and $567,000 for the quarter and six months ended June 30, 2010, respectively, in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.
(5)	Equity in earnings and amortization charges of investees in the above table includes our 50% share of IMTT's earnings, offset by distributions we received only up to our share of the earnings recorded.

MACQUARIE INFRASTRUCUTRE COMPANY LLC
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH
ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended June 30,				Six Months Ended June 30,
			Change				Change
	2011	2010	Favorable/(Unfavorable)		2011	2010	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Terminal revenue	101,436	90,743	10,693	11.8	207,451	186,297	21,154	11.4
Environmental response revenue	5,514	67,492	(61,978)	(91.8)	10,330	78,976	(68,646)	(86.9)
Total revenue	106,950	158,235	(51,285)	(32.4)	217,781	265,273	(47,492)	(17.9)
Costs and expenses
Terminal operating costs	48,121	39,934	(8,187)	(20.5)	94,170	82,546	(11,624)	(14.1)
Environmental response operating costs	4,012	41,271	37,259	90.3	8,743	49,471	40,728	82.3
Total operating costs	52,133	81,205	29,072	35.8	102,913	132,017	29,104	22.0
Terminal gross profit	53,315	50,809	2,506	4.9	113,281	103,751	9,530	9.2
Environmental response gross profit	1,502	26,221	(24,719)	(94.3)	1,587	29,505	(27,918)	(94.6)
Gross profit	54,817	77,030	(22,213)	(28.8)	114,868	133,256	(18,388)	(13.8)
General and administrative expenses	7,717	11,697	3,980	34.0	15,580	18,963	3,383	17.8
Depreciation and amortization	16,360	14,916	(1,444)	(9.7)	32,035	29,534	(2,501)	(8.5)
Operating income	30,740	50,417	(19,677)	(39.0)	67,253	84,759	(17,506)	(20.7)
Interest expense, net(1)	(16,311)	(25,774)	9,463	36.7	(20,994)	(37,899)	16,905	44.6
Other income	341	580	(239)	(41.2)	1,120	1,361	(241)	(17.7)
Provision for income taxes	(5,903)	(10,750)	4,847	45.1	(19,447)	(20,356)	909	4.5
Noncontrolling interest	66	(251)	317	126.3	91	(400)	491	122.8
Net income	8,933	14,222	(5,289)	(37.2)	28,023	27,465	558	2.0

Reconciliation of net income to EBITDA excluding non-cash items:
Net income	8,933	14,222			28,023	27,465
Interest expense, net(1)	16,311	25,774			20,994	37,899
Provision for income taxes	5,903	10,750			19,447	20,356
Depreciation and amortization	16,360	14,916			32,035	29,534
Other non-cash (income) expenses	(46)	12			(54)	245
EBITDA excluding non-cash items	47,461	65,674	(18,213)	(27.7)	100,445	115,499	(15,054)	(13.0)

EBITDA excluding non-cash items	47,461	65,674			100,445	115,499
Interest expense, net(1)	(16,311)	(25,774)			(20,994)	(37,899)
Non-cash derivative losses recorded in interest expense(1)	7,640	17,380			3,308	22,053
Amortization of debt financing costs(1)	807	538			1,618	710
Benefit (provision) for income taxes, net of changes in deferred
taxes	304	(2,965)			(7,584)	(4,232)
Changes in working capital	(14,479)	(24,220)			(12,847)	(27,454)
Cash provided by operating activities	25,422	30,633			63,946	68,677
Changes in working capital	14,479	24,220			12,847	27,454
Maintenance capital expenditures	(13,005)	(11,236)			(21,519)	(19,031)
Free cash flow	26,896	43,617	(16,721)	(38.3)	55,274	77,100	(21,826)	(28.3)
__________________________
(1) Interest expense, net, includes non-cash losses on derivative instruments and non-cash amortization of deferred financing fees.

The Gas Company
	Quarter Ended June 30,				Six Months Ended June 30,
			Change				Change
	2011	2010	Favorable/(Unfavorable)		2011	2010	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Contribution margin
Revenue - utility	36,421	28,450	7,971	28.0	70,694	55,285	15,409	27.9
Cost of revenue - utility	27,206	19,402	(7,804)	(40.2)	51,211	37,274	(13,937)	(37.4)
Contribution margin - utility	9,215	9,048	167	1.8	19,483	18,011	1,472	8.2
Revenue - non-utility	26,935	24,236	2,699	11.1	54,286	49,546	4,740	9.6
Cost of revenue - non-utility	14,315	12,089	(2,226)	(18.4)	30,372	25,845	(4,527)	(17.5)
Contribution margin - non-utility	12,620	12,147	473	3.9	23,914	23,701	213	0.9
Total contribution margin	21,835	21,195	640	3.0	43,397	41,712	1,685	4.0
Production	1,778	1,728	(50)	(2.9)	3,454	3,408	(46)	(1.3)
Transmission and distribution	5,021	5,270	249	4.7	9,419	10,131	712	7.0
Gross profit	15,036	14,197	839	5.9	30,524	28,173	2,351	8.3
Selling, general and administrative expenses	4,041	4,537	496	10.9	8,258	8,298	40	0.5
Depreciation and amortization	1,802	1,716	(86)	(5.0)	3,575	3,434	(141)	(4.1)
Operating income	9,193	7,944	1,249	15.7	18,691	16,441	2,250	13.7
Interest expense, net(1)	(3,483)	(5,926)	2,443	41.2	(5,497)	(10,733)	5,236	48.8
Other expense	(127)	(26)	(101)	NM	(279)	(11)	(268)	NM
Provision for income taxes	(2,310)	(780)	(1,530)	(196.2)	(5,212)	(2,231)	(2,981)	(133.6)
Net income(2)	3,273	1,212	2,061	170.0	7,703	3,466	4,237	122.2

Reconciliation of net income to EBITDA excluding non-cash items:
Net income(2)	3,273	1,212			7,703	3,466
Interest expense, net(1)	3,483	5,926			5,497	10,733
Provision for income taxes	2,310	780			5,212	2,231
Depreciation and amortization	1,802	1,716			3,575	3,434
Other non-cash expenses	512	531			1,182	1,065
EBITDA excluding non-cash items	11,380	10,165	1,215	12.0	23,169	20,929	2,240	10.7

EBITDA excluding non-cash items	11,380	10,165			23,169	20,929
Interest expense, net(1)	(3,483)	(5,926)			(5,497)	(10,733)
Non-cash derivative losses recorded in interest expense(1)	1,173	3,620			897	6,211
Amortization of debt financing costs(1)	120	119			239	239
Provision for income taxes, net of changes in deferred taxes	(1,260)	(1,270)			(3,545)	(2,754)
Changes in working capital	(2,034)	(3,202)			(6,449)	(2,803)
Cash provided by operating activities	5,896	3,506			8,814	11,089
Changes in working capital	2,034	3,202			6,449	2,803
Maintenance capital expenditures	(1,660)	(422)			(3,920)	(978)
Free cash flow	6,270	6,286	(16)	(0.3)	11,343	12,914	(1,571)	(12.2)
______________________________
NM - Not meaningful
(1)	Interest expense, net, includes non-cash losses on derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

District Energy
	Quarter Ended June 30,				Six Months Ended June 30,
			Change				Change
	2011	2010	Favorable/(Unfavorable)		2011	2010	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Cooling capacity revenue	5,428	5,295	133	2.5	10,759	10,533	226	2.1
Cooling consumption revenue	5,924	7,144	(1,220)	(17.1)	8,354	8,907	(553)	(6.2)
Other revenue	903	803	100	12.5	1,593	1,667	(74)	(4.4)
Finance lease revenue	1,261	1,271	(10)	(0.8)	2,548	2,516	32	1.3
Total revenue	13,516	14,513	(997)	(6.9)	23,254	23,623	(369)	(1.6)
Direct expenses — electricity	3,675	4,664	989	21.2	5,621	5,987	366	6.1
Direct expenses — other(1)	5,231	5,066	(165)	(3.3)	10,190	9,937	(253)	(2.5)
Direct expenses — total	8,906	9,730	824	8.5	15,811	15,924	113	0.7
Gross profit	4,610	4,783	(173)	(3.6)	7,443	7,699	(256)	(3.3)
Selling, general and administrative expenses	762	799	37	4.6	1,685	1,557	(128)	(8.2)
Amortization of intangibles	341	341	-	-	678	678	-	-
Operating income	3,507	3,643	(136)	(3.7)	5,080	5,464	(384)	(7.0)
Interest expense, net(2)	(4,925)	(7,976)	3,051	38.3	(7,184)	(14,004)	6,820	48.7
Other income	55	59	(4)	(6.8)	111	109	2	1.8
Benefit for income taxes	650	1,767	(1,117)	(63.2)	997	3,487	(2,490)	(71.4)
Noncontrolling interest	(213)	(198)	(15)	(7.6)	(426)	(392)	(34)	(8.7)
Net loss	(926)	(2,705)	1,779	65.8	(1,422)	(5,336)	3,914	73.4

Reconciliation of net loss to EBITDA excluding non-cash items:
Net loss	(926)	(2,705)			(1,422)	(5,336)
Interest expense, net(2)	4,925	7,976			7,184	14,004
Benefit for income taxes	(650)	(1,767)			(997)	(3,487)
Depreciation(1)	1,658	1,636			3,305	3,271
Amortization of intangibles	341	341			678	678
Other non-cash expenses	300	232			338	387
EBITDA excluding non-cash items	5,648	5,713	(65)	(1.1)	9,086	9,517	(431)	(4.5)

EBITDA excluding non-cash items	5,648	5,713			9,086	9,517
Interest expense, net(2)	(4,925)	(7,976)			(7,184)	(14,004)
Non-cash derivative losses recorded in interest expense(2)	2,304	5,328			1,943	8,826
Amortization of debt financing costs(2)	170	170			340	340
Equipment lease receivable, net	753	739			1,493	1,451
Benefit for income taxes, net of changes in deferred taxes	230	-			185	-
Changes in working capital	(1,142)	(2,799)			181	(3,569)
Cash provided by operating activities	3,038	1,175			6,044	2,561
Changes in working capital	1,142	2,799			(181)	3,569
Maintenance capital expenditures	(59)	(400)			(125)	(564)
Free cash flow	4,121	3,574	547	15.3	5,738	5,566	172	3.1

___________________________________

(1)

Includes depreciation expense of $1.7 million and $3.3 million for the quarter and six months ended June 30, 2011, respectively, and $1.6 million and $3.3 million for the quarter and six months ended June 30, 2010, respectively.

(2)	Interest expense, net, includes non-cash losses on derivative instruments and non-cash amortization of deferred financing fees.

Atlantic Aviation

	Quarter Ended June 30,				Six Months Ended June 30,
			Change				Change
	2011	2010	Favorable/(Unfavorable)		2011	2010	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Fuel revenue	134,647	100,941	33,706	33.4	260,360	195,649	64,711	33.1
Non-fuel revenue	35,668	36,552	(884)	(2.4)	78,464	81,893	(3,429)	(4.2)
Total revenue	170,315	137,493	32,822	23.9	338,824	277,542	61,282	22.1
Cost of revenue
Cost of revenue-fuel	95,678	64,549	(31,129)	(48.2)	181,732	124,747	(56,985)	(45.7)
Cost of revenue-non-fuel	3,785	3,587	(198)	(5.5)	9,033	8,539	(494)	(5.8)
Total cost of revenue	99,463	68,136	(31,327)	(46.0)	190,765	133,286	(57,479)	(43.1)
Fuel gross profit	38,969	36,392	2,577	7.1	78,628	70,902	7,726	10.9
Non-fuel gross profit	31,883	32,965	(1,082)	(3.3)	69,431	73,354	(3,923)	(5.3)
Gross profit	70,852	69,357	1,495	2.2	148,059	144,256	3,803	2.6
Selling, general and administrative expenses	41,624	42,558	934	2.2	86,675	86,793	118	0.1
Depreciation and amortization	22,524	13,885	(8,639)	(62.2)	36,343	28,223	(8,120)	(28.8)
Loss on disposal of assets	1,225	-	(1,225)	NM	1,225	-	(1,225)	NM
Operating income	5,479	12,914	(7,435)	(57.6)	23,816	29,240	(5,424)	(18.5)
Interest expense, net(1)	(11,361)	(26,688)	15,327	57.4	(21,554)	(48,674)	27,120	55.7
Other income (expense)	50	(528)	578	109.5	(177)	(544)	367	67.5
Benefit (provision) for income taxes	2,335	5,764	(3,429)	(59.5)	(840)	8,051	(8,891)	(110.4)
Net (loss) income(2)	(3,497)	(8,538)	5,041	59.0	1,245	(11,927)	13,172	110.4

Reconciliation of net (loss) income to EBITDA excluding non-cash items:
Net (loss) income(2)	(3,497)	(8,538)			1,245	(11,927)
Interest expense, net(1)	11,361	26,688			21,554	48,674
(Benefit) provision for income taxes	(2,335)	(5,764)			840	(8,051)
Depreciation and amortization	22,524	13,885			36,343	28,223
Loss on disposal of assets	1,153	-			1,153	-
Other non-cash (income) expenses	(43)	558			103	605
EBITDA excluding non-cash items	29,163	26,829	2,334	8.7	61,238	57,524	3,714	6.5

EBITDA excluding non-cash items	29,163	26,829			61,238	57,524
Interest expense, net(1)	(11,361)	(26,688)			(21,554)	(48,674)
Interest rate swap breakage fees(1)	(627)	(695)			(1,732)	(3,205)
Non-cash derivative (gains) losses recorded in interest expense(1)	(2,305)	12,299			(6,073)	19,839
Amortization of debt financing costs(1)	740	665			1,481	1,472
Provision for income taxes, net of changes in deferred taxes	(121)	(144)			(616)	(287)
Changes in working capital	(3,085)	(4,724)			(2,862)	2,662
Cash provided by operating activities	12,404	7,542			29,882	29,331
Changes in working capital	3,085	4,724			2,862	(2,662)
Maintenance capital expenditures	(2,193)	(1,180)			(3,029)	(2,207)
Free cash flow	13,296	11,086	2,210	19.9	29,715	24,462	5,253	21.5
________________________
NM - Not meaningful
(1)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

MACQUARIE INFRASTRUCUTRE COMPANY LLC
RECONCILIATION OF PROPORTIONATELY COMBINED NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE
CASH FLOW

	For the Quarter Ended June 30, 2011
($ in Thousands) (Unaudited)			District					District
		The Gas	Energy	Atlantic	MIC	Proportionately		Energy
	IMTT 50%	Company	50.01%	Aviation	Corporate	Combined(1)	IMTT 100%	100%

Net income (loss) attributable to MIC LLC from continuing operations	4,467	3,273	(463)	(3,497)	(4,610)	(831)	8,933	(926)
Interest expense, net(2)	8,156	3,483	2,463	11,361	-	25,462	16,311	4,925
Provision (benefit) for income taxes	2,952	2,310	(325)	(2,335)	187	2,788	5,903	(650)
Depreciation	7,915	1,596	829	7,027	-	17,367	15,829	1,658
Amortization of intangibles	266	206	171	15,497	-	16,139	531	341
Loss on sale of assets	-	-	-	1,153	-	1,153	-	-
Base management fee paid in LLC interests	-	-	-	-	4,156	4,156	-	-
Other non-cash (income) expense	(23)	512	150	(43)	(1,528)	(932)	(46)	300
EBITDA excluding non-cash items	23,731	11,380	2,825	29,163	(1,795)	65,303	47,461	5,648

EBITDA excluding non-cash items	23,731	11,380	2,825	29,163	(1,795)	65,303	47,461	5,648
Interest expense, net(2)	(8,156)	(3,483)	(2,463)	(11,361)	-	(25,462)	(16,311)	(4,925)
Interest rate swap breakage fees(2)	-	-	-	(627)	-	(627)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	3,820	1,173	1,152	(2,305)	-	3,840	7,640	2,304
Amortization of deferred finance charges(2)	404	120	85	740	-	1,349	807	170
Equipment lease receivables, net	-	-	377	-	-	377	-	753
Benefit (provision) for income taxes, net of changes in deferred taxes	152	(1,260)	115	(121)	955	(159)	304	230
Changes in working capital	(7,240)	(2,034)	(571)	(3,085)	(753)	(13,683)	(14,479)	(1,142)
Cash provided by (used in) operating activities	12,711	5,896	1,519	12,404	(1,593)	30,937	25,422	3,038
Changes in working capital	7,240	2,034	571	3,085	753	13,683	14,479	1,142
Maintenance capital expenditures	(6,503)	(1,660)	(30)	(2,193)	-	(10,385)	(13,005)	(59)

Free cash flow	13,448	6,270	2,061	13,296	(840)	34,235	26,896	4,121

	For the Quarter Ended June 30, 2010
($ in Thousands) (Unaudited)			District					District
		The Gas	Energy	Atlantic	MIC	Proportionately		Energy
	IMTT 50%	Company	50.01%	Aviation	Corporate	Combined(1)	IMTT 100%	100%

Net income (loss) attributable to MIC LLC from continuing operations	7,111	1,212	(1,353)	(8,538)	4,234	2,666	14,222	(2,705)
Interest expense (income), net(2)	12,887	5,926	3,989	26,688	(7)	49,483	25,774	7,976
Provision (benefit) for income taxes	5,375	780	(884)	(5,764)	(7,387)	(7,880)	10,750	(1,767)
Depreciation	7,239	1,511	818	5,691	-	15,259	14,477	1,636
Amortization of intangibles	220	205	171	8,194	-	8,789	439	341
Base management fee paid in LLC interests	-	-	-	-	-	-	-	-
Other non-cash expense (income)	6	531	116	558	(379)	832	12	232
EBITDA excluding non-cash items	32,837	10,165	2,857	26,829	(3,539)	69,149	65,674	5,713

EBITDA excluding non-cash items	32,837	10,165	2,857	26,829	(3,539)	69,149	65,674	5,713
Interest (expense) income, net(2)	(12,887)	(5,926)	(3,989)	(26,688)	7	(49,483)	(25,774)	(7,976)
Interest rate swap breakage fees(2)	-	-	-	(695)	-	(695)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	8,690	3,620	2,665	12,299	(4)	27,270	17,380	5,328
Amortization of deferred finance charges(2)	269	119	85	665	1	1,139	538	170
Equipment lease receivables, net	-	-	370	-	-	370	-	739
(Provision) benefit for income taxes, net of changes in deferred taxes	(1,483)	(1,270)	-	(144)	823	(2,074)	(2,965)	-
Changes in working capital	(12,110)	(3,202)	(1,400)	(4,724)	1,329	(20,107)	(24,220)	(2,799)
Cash provided by (used in) operating activities	15,317	3,506	588	7,542	(1,383)	25,569	30,633	1,175
Changes in working capital	12,110	3,202	1,400	4,724	(1,329)	20,107	24,220	2,799
Maintenance capital expenditures	(5,618)	(422)	(200)	(1,180)	-	(7,420)	(11,236)	(400)

Free cash flow	21,809	6,286	1,787	11,086	(2,712)	38,256	43,617	3,574

_____________________________________

(1)	Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(2)	Interest (expense) income, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

	For the Six Months Ended June 30, 2011
($ in Thousands) (Unaudited)			District					District
		The Gas	Energy	Atlantic	MIC	Proportionately		Energy
	IMTT 50%	Company	50.01%	Aviation	Corporate	Combined(1)	IMTT 100%	100%

Net income (loss) attributable to MIC LLC from continuing operations	14,012	7,703	(711)	1,245	(10,483)	11,765	28,023	(1,422)
Interest expense (income), net(2)	10,497	5,497	3,593	21,554	(1)	41,140	20,994	7,184
Provision (benefit) for income taxes	9,724	5,212	(499)	840	1,443	16,720	19,447	(997)
Depreciation	15,488	3,163	1,653	12,670	-	32,973	30,975	3,305
Amortization of intangibles	530	412	339	23,673	-	24,954	1,060	678
Loss on disposal of assets	-	-	-	1,153	-	1,153	-	-
Base management fee paid in LLC interests	-	-	-	-	7,788	7,788	-	-
Other non-cash (income) expense	(27)	1,182	169	103	(1,936)	(509)	(54)	338
EBITDA excluding non-cash items	50,223	23,169	4,544	61,238	(3,189)	135,984	100,445	9,086

EBITDA excluding non-cash items	50,223	23,169	4,544	61,238	(3,189)	135,984	100,445	9,086
Interest (expense) income, net(2)	(10,497)	(5,497)	(3,593)	(21,554)	1	(41,140)	(20,994)	(7,184)
Interest rate swap breakage fees(2)	-	-	-	(1,732)	-	(1,732)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	1,654	897	972	(6,073)	-	(2,550)	3,308	1,943
Amortization of deferred finance charges(2)	809	239	170	1,481	-	2,699	1,618	340
Equipment lease receivables, net	-	-	747	-	-	747	-	1,493
(Provision) benefit for income taxes, net of changes in deferred taxes	(3,792)	(3,545)	93	(616)	2,848	(5,012)	(7,584)	185
Changes in working capital	(6,424)	(6,449)	91	(2,862)	(3,113)	(18,757)	(12,847)	181
Cash provided by (used in) operating activities	31,973	8,814	3,023	29,882	(3,453)	70,239	63,946	6,044
Changes in working capital	6,424	6,449	(91)	2,862	3,113	18,757	12,847	(181)
Maintenance capital expenditures	(10,760)	(3,920)	(63)	(3,029)	-	(17,771)	(21,519)	(125)

Free cash flow	27,637	11,343	2,870	29,715	(340)	71,225	55,274	5,738

	For the Six Months Ended June 30, 2010
($ in Thousands) (Unaudited)			District					District
		The Gas	Energy	Atlantic	MIC	Proportionately		Energy
	IMTT 50%	Company	50.01%	Aviation	Corporate	Combined(1)	IMTT 100%	100%

Net income (loss) attributable to MIC LLC from continuing operations	13,733	3,466	(2,669)	(11,927)	(1,148)	1,455	27,465	(5,336)
Interest expense, net(2)	18,950	10,733	7,003	48,674	230	85,590	37,899	14,004
Provision (benefit) for income taxes	10,178	2,231	(1,744)	(8,051)	(5,270)	(2,656)	20,356	(3,487)
Depreciation	14,329	3,023	1,636	11,901	-	30,888	28,657	3,271
Amortization of intangibles	439	411	339	16,322	-	17,511	877	678
Base management fee paid in LLC interests	-	-	-	-	2,189	2,189	-	-
Other non-cash expense (income)	123	1,065	194	605	(1,287)	699	245	387
EBITDA excluding non-cash items	57,750	20,929	4,759	57,524	(5,286)	135,676	115,499	9,517

EBITDA excluding non-cash items	57,750	20,929	4,759	57,524	(5,286)	135,676	115,499	9,517
Interest expense, net(2)	(18,950)	(10,733)	(7,003)	(48,674)	(230)	(85,590)	(37,899)	(14,004)
Interest rate swap breakage fees(2)	-	-	-	(3,205)	-	(3,205)	-	-
Non-cash derivative losses recorded in interest expense, net(2)	11,027	6,211	4,414	19,839	3	41,493	22,053	8,826
Amortization of deferred finance charges(2)	355	239	170	1,472	205	2,441	710	340
Equipment lease receivables, net	-	-	726	-	-	726	-	1,451
(Provision) benefit for income taxes, net of changes in deferred taxes	(2,116)	(2,754)	-	(287)	1,572	(3,585)	(4,232)	-
Changes in working capital	(13,727)	(2,803)	(1,785)	2,662	(2,599)	(18,252)	(27,454)	(3,569)
Cash provided by (used in) operating activities	34,339	11,089	1,281	29,331	(6,335)	69,704	68,677	2,561
Changes in working capital	13,727	2,803	1,785	(2,662)	2,599	18,252	27,454	3,569
Maintenance capital expenditures	(9,516)	(978)	(282)	(2,207)	-	(12,983)	(19,031)	(564)

Free cash flow	38,550	12,914	2,784	24,462	(3,736)	74,974	77,100	5,566

______________________________________________

(1)	Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

CONTACT:
Macquarie Infrastructure Company LLC
Jay A. Davis, 212-231-1825
Investor Relations
jay.davis@macquarie.com
or
Paula Chirhart, 212-231-1310
Media Relations
paula.chirhart@macquarie.com